The Exhibit Index begins on page 8
As filed with the Securities and Exchange Commission on December 8, 1995
                      Registration No.  33-______

                  SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

                             FORM S-8


                       REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                         USF&G Corporation
          (Exact name of registrant as specified in its charter)


Maryland                                                             52-1220567
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

100 Light Street                                                        21202
Baltimore, Maryland                                                   (Zip Code)
(Address of principal executive offices)

     Discover Re Managers, Inc. Nonqualified Stock Option Plan
                      (Full title of plan)


(Name, address and telephone
number of agent for service)                        (Copy to:)

John A. MacColl, Esquire                            John F. Hoffen, Jr., Esquire
USF&G Corporation                                   USF&G Corporation
100 Light Street                                    100 Light Street
Baltimore, Maryland     21202                       Baltimore, Maryland 21202
(410) 547-3000                                      (410) 547-3000


                            CALCULATION OF REGISTRATION FEE


Title of                     Proposed maximum   Proposed maximum
Securities to  Amount to be  offering price    aggregate offering   Amount of
be registered   registered       per share           price      registration fee

Common Stock  190,000 shares      $17.50          $3,325,000.00    $1,146.00
(par value
$2.50 per
share)


* Calculated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the daily high and low sale prices of USF&G Corporation Common Stock reported on the New York Stock Exchange on December 4, 1995 (i.e., $17.50).


PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



Not required to be included in the Form S-8 pursuant to Note to Part I of Form S-8.


PART II


INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.


        The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a)     Annual Report on Form 10-K/A for the year ended December 31, 1994;

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") since the end of the fiscal year covered by the registration document referred to in (a) above;

(c) Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration
Statement and to be a part of the Registration Statement from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.



         The legal validity of the shares of Common Stock offered by the Registrant pursuant to this Registration Statement is being passed upon by J. Kendall Huber, Vice President and Deputy General Counsel for the Registrant. As of December 8, 1995, Mr. Huber owns shares of Common Stock and options to acquire such shares aggregating less than 0.1% of the Registrant's outstanding Common Stock.

Item 6. Indemnification of Directors and Officers.

        The Charter of the Registrant provides for indemnification and limitation of liability of directors and officers of the Registrant as follows:

                The Corporation shall indemnify (a) its directors to the full extent provided by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and
(c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

                            *        *        *

                To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

                            *        *        *

The Maryland General Corporation Law provides that a corporation may indemnify any director made a party to a proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith. A Maryland corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with law.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        4 Description of Shareholder Rights Plan (incorporated by reference to Form 8-A filed September 21, 1987).

        5 Opinion and Consent of Counsel Regarding the Legality of the shares of Common Stock.

        15      Acknowledgment of Ernst & Young, LLP

        23.1    Consent of Independent Auditors.

        23.2    Consent of Counsel (included in Exhibit 5 above).

        24      Power of Attorney.

        28 Information From Reports Furnished to State Insurance Regulatory Authorities (incorporated by reference to the Registrant's Annual Report on Form 10-K/A for the year ended December 31,
                1994).

 Item 9.        Undertakings.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on the 8th day of December, 1995.



                                           USF&G CORPORATION
                                By:     /s/ Norman P.  Blake, Jr.
                                            Norman P. Blake, Jr.
                                            Chairman of the Board, President and
                                            Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Date:  December 8, 1995                 /s/ Norman P. Blake, Jr.
                                            Norman P. Blake, Jr.
                                            Chairman of the Board, Chief
                                            Executive Officer and President
                                            (Principal Executive Officer)


Date:   December 8, 1995                /s/ Dan L. Hale
                                            Dan L. Hale
                                            Executive Vice President,
                                            Chief Financial Officer
                                            (Principal Financial Officer and
                                            Principal Accounting Officer)

        A majority of the Board of Directors (H. Furlong Baldwin, Michael J. Birck, Norman P. Blake, Jr., George L. Bunting, Jr., Robert E. Davis, Dale F. Frey, Robert E. Gregory, Jr., Robert J. Hurst, Wilbur G. Lewellen, Henry A. Rosenberg, Jr., Larry P. Scriggins, Anne M. Whittemore, and R. James Woolsey).


Date:   December 8, 1995         By:    /s/ John A. MacColl
                                            John A. MacColl
                                            Attorney-In-Fact


                              EXHIBIT INDEX

Exhibit                                                        Sequential
Number                   Description                           Page Number

4      Description of Shareholder Rights Plan (incorporated by
       reference  to  Form 8-A filed   September 21, 1987)

5      Opinion and Consent of Counsel Regarding the Legality        10
       of the Shares of Common Stock

15     Acknowledgment of Ernst & Young, LLP                         11

23.1   Consent of Independent Auditors                              12

23.2   Consent of Counsel (included in Exhibit 5 above)            ----

24     Power of Attorney                                            13

28     Information Reports Furnished to
       State Insurance Regulatory Authorities                   See note (1)


________________________________

(1) Incorporated by reference to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994.



                                     EXHIBIT 5


                                 December 8, 1995


USF&G Corporation
100 Light Street
Baltimore, Maryland  21202

Ladies and Gentlemen:

        I am the duly elected and acting Vice President-Deputy General Counsel of USF&G Corporation (the "Corporation") and I have acted as counsel to the Corporation in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") registering 190,000 shares of Common Stock issuable upon the exercise of Discover Re Managers, Inc. ("Discover Re") Nonqualified Stock Options (the "Option Shares").

        I have examined copies of the Corporation's Articles of Incorporation, as amended, By-Laws, the Agreement and Plan of Merger, dated as of January 12, 1995 (the "Merger Agreement"), by and among the Corporation, Java Merger Corp., a wholly-owned subsidiary of the Corporation, Discover Re and the stockholders of Discover Re, all resolutions adopted by the Corporation's Board of Directors relating to the above referenced merger and other records and documents that I have deemed necessary for the purpose of this opinion. I have also examined such other documents, papers, statutes and authorities as I have deemed necessary to form a basis for this opinion. In my examination, I have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to me. As to various questions of fact material to my opinion, I have relied on statements and certificates of officers and representatives of the Corporation and others.


        Based upon the foregoing, I am of the opinion that:

        1. The Corporation has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Maryland.

        2. The Option Shares have been duly authorized and will be (when issued, sold and delivered as authorized) validly issued, fully paid an non-assessable.


        I am an attorney admitted to the Bar of the State of Maryland. The opinions set forth herein are limited to matters governed by the laws of the State of Maryland and the Federal Laws of the United States of America, and I express no opinion as to any other laws.

        I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under Item 5 of this Registration Statement.


                                                Very truly yours,



                                                /s/ J. Kendall Huber


                                   EXHIBIT 15

                     Acknowledgment of Independent Auditors


        We are aware of the incorporation by reference in the Registration Statement (Form S-8) of USF&G Corporation of our reports dated May 12, 1995, except for note 10 as to which the date is May 22, 1995, August 9, 1995 and November 14, 1995 relating to the unaudited condensed consolidated interim financial statements of USF&G Corporation which are included in its Form 10-Q/A for the quarter ended March 31, 1995 and Forms 10-Q for the quarters ended June 30, 1995 and September 30, 1995 respectively.

        Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.




/s/ Ernst & Young, LLP

Baltimore, Maryland
December 6, 1995


                                EXHIBIT 23.1

                    Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8)of USF&G Corporation, pertaining to the Discover Re Nonqualified Stock Options of our report dated February 24, 1995, except for note 1.11 as to which the date is May 22, 1995 with respect to the consolidated financial statements and schedules of USF&G Corporation included or incorporated by reference in its Annual
Report, Restated (Form 10-K/A) for the year ended December 31, 1994, and the related financial statement schedule included therein filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG, LLP


Baltimore, Maryland
December 6, 1995



                                 EXHIBIT 24

                             Power of Attorney


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned Officers and Directors of USF&G Corporation, a Maryland corporation (the "Corporation"), hereby constitute and appoint Norman P. Blake, Jr., Dan L. Hale and John A. MacColl of Baltimore City, Maryland, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, a Registration Statement on Form S-8 relating to the shares of Common Stock issuable upon (i) the exercise of outstanding stock options under the Discover Re Managers, Inc. ("Discover Re") Nonqualified Stock Option Plan and (ii) the exercise of outstanding warrants by certain employees of Discover Re (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 8th day of December, 1995.


            Signature                                     Title

                                             Director, Chairman of the Board,
      /s/ Norman P. Blake, Jr.            President and Chief Executive Officer
          Norman P. Blake, Jr.



                                                 Executive Vice President,
      /s/ Dan L.  Hale                         Chief Financial Officer and
          Dan L. Hale                          Principal Accounting Officer


      /s/ H. Furlong Baldwin                               Director
          H. Furlong Baldwin


      /s/ Michael J. Birck                                 Director
          Michael J. Birck


      /s/ George L. Bunting, Jr.                           Director
          George L. Bunting, Jr.


      /s/ Robert E. Davis                                  Director
          Robert E. Davis


      /s/ Dale F. Frey                                     Director
          Dale F. Frey


      /s/ Robert E. Gregory, Jr.                           Director
          Robert E. Gregory, Jr.


      /s/ Robert J. Hurst                                  Director
          Robert J. Hurst


      /s/ Wilbur G. Lewellen                               Director
          Wilbur G. Lewellen


      /s/ Henry A. Rosenberg, Jr.                          Director
          Henry A. Rosenberg, Jr.

      /s/ Larry P. Scriggins                               Director
          Larry P. Scriggins


      /s/ Anne M. Whittemore                               Director
          Anne M. Whittemore


      /s/ R. James Woolsey                                 Director
          R. James Woolsey